UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 01, 2023
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SiTime Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by SiTime Corporation (the “Company”) on November 1, 2023, the Company entered into a Master Framework Agreement (the “Master Framework Agreement”) with Ningbo Aura Semiconductor Co., Ltd., a limited liability company incorporated under the laws of People’s Republic of China, Aura Semiconductor Pvt. Ltd., a company incorporated under the laws of India, Shaoxing Yuanfang Semiconductor Co Ltd., a limited liability company incorporated under the laws of People’s Republic of China (“PRC”), Aura Semiconductor Limited, a limited company incorporated and existing under the laws of Hong Kong, and Aim Core Holdings Limited, a company organized and existing under the laws of British Virgin Islands (each an “Aura Entity” and collectively, the “Aura Entities”), pursuant to which the Company agreed to purchase certain assets of the Aura Entities, including without limitation design documentation, schematics, and other related materials, and license certain intellectual property of the Aura Entities relating, in each case, to the timing business of the Aura Entities (the “Transaction”).

The closing contemplated by the Master Framework Agreement occurred on December 1, 2023, following the satisfaction or waiver of the closing conditions under the Master Framework Agreement. Pursuant to the Master Framework Agreement, as consideration for the Transaction, the Company paid $36 million of the aggregate purchase price of approximately $148 million in cash at the closing, subject to certain customary adjustments, and the remaining amounts will be paid on a periodic basis upon and subject to the Aura Entities delivering to the Company products that meet certain specified criteria and contain the licensed intellectual property. The Company will also pay the potential earnout payments based on agreed multiples of net revenue generated by sales by the Company of products containing licensed intellectual property through calendar year 2028, up to a maximum amount of $120 million.

The foregoing summary of the Master Framework Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Master Framework Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on November 1, 2023 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

10.1
Master Framework Agreement, dated as of October 30, 2023, by and between SiTime Corporation, Ningbo Aura Semiconductor Co., Ltd., Aura Semiconductor Pvt. Ltd., Shaoxing Yuanfang Semiconductor Co Ltd., Aura Semiconductor Limited, and Aim Core Holdings Limited. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 1, 2023 (SEC File No. 001-39135)).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date:	December 1, 2023	By:	/s/ Elizabeth Howe
Elizabeth Howe
Executive Vice President and Chief Financial Officer